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                                                                    EXHIBIT 10.7

                LONG-TERM PERFORMANCE SHARE UNIT AWARD AGREEMENT

                                 pursuant to the

                              W. P. CAREY & CO. LLC
                            1997 SHARE INCENTIVE PLAN

                                    *******

Participant: __________________________________

Date of Grant: January __, 20__

Number of Performance Share Units granted: ________________

This Long-Term Performance Share Unit Award Agreement (this "Agreement") is made as of the Date of Grant set forth above by and between Company, a Delaware limited liability company (the "Company"), and the individual whose name is set forth above ("Participant"), whose address is in care of Company, pursuant to the Company's 1997 Share Incentive Plan, as amended (the "Plan") and the Long-Term Incentive Program thereunder. The terms of the Plan are incorporated herein by reference, and terms defined in the Plan have the same meanings in this Agreement unless otherwise defined herein or the context otherwise requires. This Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time unless such amendments are expressly intended not to apply to the award provided hereunder). In the event of a conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.

1. Grant of Performance Share Units. The Company hereby grants to the Participant, as of the Date of Grant specified above, the number of Performance Share Units specified above (the "Target Award") with respect to the Listed Shares of the Company ("Common Shares"). Subject to the terms and conditions herein set forth, these Performance Share Units represent contingent commitments by the Company to issue and deliver (hereafter referred to as "conversion") to Participant, in recognition of the achievement of specified performance criteria and Participant's continued service to the Company and at no cost to Participant, Common Shares at a future date, with the maximum amount of Common Shares subject to this award to equal 3 times the Target Award plus any Common Shares issuable under Section 3 hereof, all as subject to adjustment as set forth in Section 3 of the Plan. This Agreement does not entitle Participant to any payment of cash compensation.

The Participant shall not have the rights of a stockholder in respect of the Common Shares underlying this Award until such Common Shares are delivered to the Participant in accordance with Section 4.

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2. Performance Conditions. The Performance Share Units are subject to the following performance conditions:

(a) Performance Period. The Performance Period with respect to this award shall be the three calendar year period January 1, 20__ through December 31, 20__.

(b) Relative Performance. The number of Common Shares which Participant will be entitled to receive from the Company upon conversion pursuant to this Agreement following the completion of the Performance Period is directly related to the actual level of performance achieved during such period, defined as Threshold, Target, Stretch or Maximum.

(c) Performance Criteria. The Committee shall employ such criteria for evaluating the performance of the Company over the Performance Period as the Committee shall in its discretion deem appropriate (the "Performance Criteria"). These criteria, and the pre-established performance goals with respect thereto, shall be communicated to Participant in a Performance Chart to accompany and be made a part of this Agreement as Appendix A.

(d) Determination of Final Awards. As promptly as practicable upon the completion of the Performance Period, the Committee shall assess and certify the relative achievement of the Performance Criteria and determine the percentage (not to exceed 300%), if any, of the Target Award to be awarded to Participant (the full number of Common Shares resulting from the application of such percentage being hereinafter called the "Final Award"), provided that the Committee shall bear no liability for any delay in such assessment. The Committee shall have the discretion to increase the Final Award, but not beyond the Maximum, and shall have no discretion to reduce the Final Award if and to the extent the Performance Criteria are satisfied. As promptly as practicable upon the determination of the Final Award, the Company shall notify Participant of the number of Common Shares to be issued in connection with the Final Award, including Distribution Reinvestment Shares, as defined below, provided that the Committee and the Company shall bear no liability for any delay in such notification.

3. Dividend Equivalent Rights. The Company shall maintain a bookkeeping account for Participant (the "Distribution Equivalent Account") for the purpose of crediting additional Common Shares attributable to the reinvestment of dividends on the Common Shares into which the Performance Share Units subject to this Agreement may be converted, as if such dividends had been reinvested in such Common Shares on the date of payment. On the date of payment of a cash dividend, stock dividend, and other distributions made generally to the holders of Common Shares, provided the record date for such distribution occurs on or after the first day of the Performance Period and before recordation or delivery of the Common Shares under Section 4 or conversion to Deferred Shares under Section 5, the Company shall provisionally credit to Participant's Distribution Equivalent Account a number of Common Shares (including fractions thereof) (the "Distribution Reinvestment Shares") equal to (a)x(b)/(c), where (a) equals the Target Award (expressed as the number of Common Shares to which such Award is equivalent), (b) equals the dollar amount of such distribution per Common Share, and (c) equals


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the closing price of Common Shares on the New York Stock Exchange on such date of payment (or, if the Exchange is closed on such date, on the immediate prior trading date).

In connection with the determination of the Final Award, the Company shall recalculate the final number of Distribution Reinvestment Shares, if any, deliverable to the Participant by assuming that, in the foregoing equation, on each such payment date, (a) equals the Final Award (expressed as the number of Common Shares to which such Award is equivalent).

The Common Shares credited to Participant's Distribution Equivalent Account shall be subject to the same forfeiture restrictions, restrictions on transferability, and elective deferral opportunities as apply to the Common Shares into which the Performance Share Units subject to this Agreement may be converted.

4. Delivery of Common Shares. Subject to the terms of the Plan, and any elective deferral pursuant to Section 5 of this Agreement, within 2 1/2 months following the year in which the Performance Period ends and the Final Award is no longer subject to a substantial risk of forfeiture, the Company shall distribute to Participant the number of Common Shares comprising the Final Award and the number of Distribution Reinvestment Shares calculated as provided in Section 3. In connection with the delivery of the Common Shares pursuant to this Agreement, Participant agrees to execute any documents reasonably requested by the Company.

5. Elective Deferral of Receipt of Common Shares. If permitted by the Company, Participant may elect, in accordance with written plans or procedures adopted by the Company from time to time, to defer the distribution of all or any portion of the Common Shares that would otherwise be distributed to Participant hereunder pursuant to Section 4 ("Deferred Shares"). Any Deferred Shares shall be credited to a bookkeeping account established on Participant's behalf under Company's written plans and/or procedures then in effect with respect to such shares.

6. Non-Transferability. The Performance Share Units created by this Agreement are not transferable by Participant other than by will or the laws of descent and distribution. Any attempt to transfer contrary to the provisions hereof shall be null and void.

7. Termination of Employment.

(a) Forfeiture of All Rights. If Participant's employment with the Company terminates for any reason other than Disability, Involuntary Dismissal, Retirement or death prior to the conclusion of the Performance Period, the Performance Share Units subject to this Agreement shall immediately be cancelled and this Agreement shall become null and void and Participant (and Participant's estate, designated beneficiary or other legal representative) shall forfeit any rights or interests in and with respect to the Performance Share Units, the Distribution Reinvestment Shares, or the Common Shares or Deferred Shares referred to in this Agreement. Notwithstanding the foregoing, the Committee, in its sole discretion, may determine, prior to the effective date of any such termination, that all or a portion of any the Participant's unvested Performance Share Units (or Distribution Reinvestment Shares, Common Shares or Deferred Shares) shall not be so cancelled and forfeited.


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(b) Forfeiture of Pro-Rated Rights. If the Participant's employment with the
Company terminates prior to the conclusion of the Performance Period due to the Participant's Disability, Involuntary Dismissal, Retirement or death, Participant or Participant's beneficiary, as the case may be, will be entitled to receive a pro-rata portion of the Final Award, contingent upon satisfaction of the Performance Criteria, and any Distribution Reinvestment Shares credited in connection therewith, issued to the Participant at the time specified in
Section 4 of this Agreement; except that, in the event such amount is conditioned upon a separation from service and not compensation the Participant could receive without separating from service, then no such payment may be made to a Participant who is a "specified employee" under Section 409A of the Internal Revenue Code of 1986, as amended (the "Code") until the first day following the six-month anniversary of the Participant's separation from service. The pro-rata number of Common Shares to be delivered to Participant as his or her Final Award will be calculated as (a) x (b)/(c), where (a) equals the number of shares that would have comprised the Final Award had the last day of the final year of Participant's employment been the last day of the Performance Period, (b) equals the number of days from January __, 20__ to Participant's last date of employment with the Company prior to such Disability, Involuntary Dismissal, Retirement or death, and (c) equals 1,095. Distribution Reinvestment Shares in connection with such Final Award shall be calculated as provided in
Section 3 through the last day of the final year of Participant's employment. Except with respect to such pro-rated portion of the Final Award and the Dividend Reinvestment Shares associated therewith, the Participant shall have no other or further rights to Performance Share Units, Dividend Reinvestment Shares, Common Shares or Deferred Shares under this Agreement. The pro-rated Final Award as approved by the Committee shall be final and binding on the Participant and the Company.

(c) Definitions. For purposes of this Agreement, "Disability" shall have the same meaning set forth in any employment agreement between the Company and Participant; in the absence of such an agreement, "Disability" means disability as determined in accordance with Section 409A of the Code.

For purposes of this Agreement, "employment with the Company" shall mean and include any employment by a Subsidiary of the Company and may in the Committee's sole discretion also include any employment by an Affiliate of the Company that is not a Subsidiary of the Company.

For purposes of this Agreement, "Involuntary Dismissal" shall mean the termination of Participant's employment with the Company through and directly attributable to an action taken by the Board, the Committee, or the Company, other than dismissal for Cause. For purposes of this Agreement, "Cause" shall have the same meaning set forth in any employment agreement between the Company (or any Subsidiary or Affiliate) and Participant; in the absence of such an agreement, "Cause" shall have the meaning set forth in Section 1 of the Plan.

For purposes of this Agreement, "Retirement" shall mean the Participant's termination of employment with the Company (other than for Cause) after reaching Early Retirement Age or Normal Retirement Age, in each case as defined in the Carey Asset Management Corp. Profit

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Sharing Plan.

8. Withholding of Income and Other Taxes. To the extent required by any federal, state or local law, the Participant shall make such arrangements as may be required or be satisfactory to the Company, in its sole and absolute discretion, for the payment of any tax withholding obligations that arise in connection with the payment of the Common Shares underlying the Performance Share Units. The Company shall not be required to deliver any Common Shares under this Agreement until such obligations are satisfied.

9. Adjustments. The Performance Share Units, Common Shares and Dividend Reinvestment Shares are subject to adjustment as provided in Section 3 of the Plan.

10. Legal Compliance. The Company may postpone the time of delivery of certificates of its Common Shares for such additional time as the Company shall deem necessary or desirable to enable it to comply with the registration requirements of the Securities Act of 1933 (the "Securities Act") or the Securities Exchange Act of 1934 (the "Exchange Act") or any Rules or Regulations of the Securities and Exchange Commission promulgated thereunder or the requirements of other applicable laws, including state laws relating to authorization, issuance or sale of securities and including the rules and regulations of the New York Stock Exchange or such other exchange on which the Common Shares may then be listed. The Participant represents and agrees that he or she is acquiring any Common Shares upon payment of the Performance Share Units for his or her own account and not with the intention of reselling or distributing the Common Shares, except as permitted under this Agreement and any applicable federal and state securities laws. The Company shall have the right to take any actions it may deem necessary or appropriate to ensure that any issuance of Shares complies with applicable federal and state securities laws.

If Participant fails to accept delivery of the Common Shares upon tender of delivery thereof, his or her right with respect to such undelivered Common Shares may be terminated in the Company's discretion, or terminated in accordance with applicable law.


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11. Miscellaneous Provisions.

(a) Effect on Other Employee Benefit Plans. The value of the Performance Share Units granted pursuant to this Agreement and the value of Common Shares issued and delivered hereunder will not be included as compensation, earnings, salary or other similar terms used when calculating Participant's benefits under any employee benefit plan sponsored by the Company (or any Subsidiary), except as such plan may otherwise expressly provide.

(b) No Employment Rights. The award of Performance Shares Units granted pursuant to this Agreement does not give Participant any right to remain employed by the Company and there is no obligation for uniformity of treatment of the Participant with any other participant or employee.

(c) Entire Agreement; Amendment. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter. Except as provided herein, this Agreement may not be modified or amended in a manner materially adverse to the Participant, except by a writing signed by both the Company and Participant.

(d) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to the principles of conflict of laws thereof.

(e) Notices. Any notice which may be required or permitted under this Agreement shall be in writing and shall be delivered in person, or via facsimile transmission, overnight courier service or certified mail, return receipt requested, postage prepaid, properly addressed as follows:

          If such notice is to the Company, to the attention of the Corporate Secretary of Company, or at such other address as the Company, by notice to the Participant, shall designate in writing from time to time.

          If such notice is to Participant, at his or her address as shown on the Company's records, or at such other address as Participant, by notice to the Company, shall designate in writing from time to time.

(f) Compliance with Laws. The issuance of the Common Shares pursuant to this Agreement shall be subject to, and shall comply with, any applicable requirements of any federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act, the Exchange Act and the respective rules and regulations promulgated thereunder) and any other law or regulation applicable thereto, including the rules and regulations of the New York Stock Exchange or such other exchange on which the Common Shares may then be listed. The Company shall not be obligated to issue any Common Shares pursuant to this Agreement if such issuance would violate any such requirements.

(g) Binding Agreement; Assignment. This Agreement shall inure to the benefit of, be binding


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upon, and be enforceable by the Company and its successors and assigns.
Participant shall not assign any part of this Agreement without the prior express written consent of the Company in it is discretion.

(h) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

(i) Headings. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

(j) Further Assurances. Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan and the consummation of the transactions contemplated there under.

(k) Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

IN WITNESS WHEREOF, COMPANY has caused this Agreement to be executed on its behalf by an officer of the Company thereunto duly authorized and Participant has accepted the terms of this Agreement, both as of the date of grant.

                                        COMPANY

                                        By:


                                        ----------------------------------------


                                        Participant:

                                        Name:
                                              ----------------------------------


                                        Signature:
                                                   -----------------------------

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                          Appendix A. Performance Chart


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